July 2024

Pricing Supplement No. 2,979

Registration Statement Nos. 333-275587; 333-275587-01

Dated July 26, 2024

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Dual Directional Jump Securities with Auto-Callable Feature due July 29, 2027

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. The securities will be automatically redeemed if the index closing value of each of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®, which we refer to as the underlying indices, on the first determination date is greater than or equal to its respective initial index value, for an early redemption payment of $1,120 per security, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to its respective initial index value, investors will receive the stated principal amount of their investment plus a return reflecting 150% of the upside performance of the worst performing underlying index. If the securities have not previously been redeemed and the final index value of any underlying index is less than its respective initial index value but the final index value of each underlying index is greater than or equal to 67% of its respective initial index value, which we refer to as the respective downside threshold level, investors will receive the stated principal amount of their investment plus a positive return based on the absolute value of the performance of the worst performing underlying index, which will be effectively limited to a 33% return. However, if the securities are not redeemed prior to maturity and the final index value of any underlying index is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying index on a 1-to-1 basis, and will receive a payment at maturity that is less than 67% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. The securities are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving an early redemption payment greater than the stated principal amount if each underlying index closes at or above the respective initial index value on the first determination date, or, if the securities are not redeemed prior to maturity, the possibility of receiving a positive return if the worst performing underlying index closes above its initial index value, or below its initial index value but at or above its respective downside threshold level, on the final determination date. Because all payments on the securities are based on the worst performing of the underlying indices, a decline beyond the respective downside threshold level of any underlying index will result in a significant loss of your investment, even if the other underlying indices have appreciated or have not declined as much. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying indices:	Russell 2000® Index (the “RTY Index”), S&P 500® Index (the “SPX Index”) and Nasdaq-100 Index® (the “NDX Index”)
Aggregate principal amount:	$808,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	July 26, 2024
Original issue date:	July 31, 2024 (3 business days after the pricing date)
Maturity date:	July 29, 2027
Early redemption:

If, on the first determination date, the index closing value of each underlying index is greater than or equal to its respective initial index value, the securities will be automatically redeemed for the early redemption payment on the early redemption date.

The securities will not be redeemed early on the early redemption date if the index closing value of any underlying index is below its respective initial index value on the first determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount of $1,120, as set forth under “Determination Dates, Early Redemption Date and Early Redemption Payment” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

See “Determination Dates, Early Redemption Date and Early Redemption Payment” below.

The determination dates are subject to postponement for non-index business days and certain market disruption events.

Early redemption date:

See “Determination Dates, Early Redemption Date and Early Redemption Payment” below. If such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Downside threshold level:

With respect to the RTY Index, 1,514.246, which is approximately 67% of its initial index value

With respect to the SPX Index, 3,657.597, which is 67% of its initial index value

With respect to the NDX Index, 12,745.852, which is approximately 67% of its initial index value

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value of each underlying index is greater than or equal to its respective initial index value:

$1,000 + ($1,000 × index percent change of the worst performing underlying index × 150%)

●If the final index value of any underlying index is less than its respective initial index value but the final index value of each underlying index is greater than or equal to its respective downside threshold level:

$1,000 + ($1,000 × absolute index return of the worst performing underlying index)

●If the final index value of any underlying index is less than its respective downside threshold level:

$1,000 × index performance factor of the worst performing underlying index

Under these circumstances, you will lose more than 33%, and possibly all, of your investment.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$969.60 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees (2)	Proceeds to us(3)
Per security	$1,000	$10	$990
Total	$808,000	$8,080	$799,920

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $990 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. In addition, selected dealers and their financial advisors may receive a structuring fee of up to $6.25 for each security from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of proceeds and hedging” on page 23.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023  Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Dual Directional Jump Securities with Auto-Callable Feature due July 29, 2027

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®

Principal at Risk Securities

Terms continued from previous page:
Initial index value:

With respect to the RTY Index, 2,260.069, which is its index closing value on the pricing date

With respect to the SPX Index, 5,459.10, which is its index closing value on the pricing date

With respect to the NDX Index, 19,023.66, which is its index closing value on the pricing date

Final index value:	With respect to each underlying index, the respective index closing value on the final determination date
Worst performing underlying index:	The underlying index with the lowest index percent change
Index percent change:	With respect to each underlying index, (final index value – initial index value) / initial index value
Index performance factor:	With respect to each underlying index, the final index value divided by the initial index value
Absolute index return:	The absolute value of the index percent change. For example, a -5% index percent change will result in a +5% absolute index return.
CUSIP / ISIN:	61776MJ55 / US61776MJ551
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Date and Early Redemption Payment

Determination Dates		Early Redemption Date		Early Redemption Payment (per $1,000 Security)
1st determination date:	7/29/2025	Early redemption date:	8/1/2025	$1,120
Final determination date:	7/26/2027	See “Maturity date” above.		See “Payment at maturity” above.

July 2024 Page 2

Morgan Stanley Finance LLC

Dual Directional Jump Securities with Auto-Callable Feature due July 29, 2027

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®

Principal at Risk Securities

Investment Summary

Dual Directional Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Dual Directional Jump Securities with Auto-Callable Feature due July 29, 2027 All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index® (the “securities”) do not provide for the regular payment of interest. Instead, after one year, the securities will be automatically redeemed if the index closing value of each of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index® on the first determination date is greater than or equal to its respective initial index value, for an early redemption payment of $1,120 per security, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index value of each underlying index is greater than or equal to its respective initial index value, investors will receive the stated principal amount of their investment plus a return reflecting 150% of the upside performance of the worst performing underlying index. If the securities have not previously been redeemed and the final index value of any underlying index is less than its respective initial index value but the final index value of each underlying index is greater than or equal to its respective downside threshold level, investors will receive the stated principal amount of their investment plus a positive return based on the absolute value of the performance of the worst performing underlying index, which will be effectively limited to a 33% return. However, if the securities are not redeemed prior to maturity and the final index value of any underlying index is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying index on a 1-to-1 basis, and will receive a payment at maturity that is less than 67% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Maturity:	Approximately 3 years
Automatic early redemption:

If, on the first determination date, the index closing value of each underlying index is greater than or equal to its respective initial index value, the securities will be automatically redeemed for the early redemption payment on the early redemption date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount as follows:

●1st determination date: $1,120

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value of each underlying index is greater than or equal to its respective initial index value:

$1,000 + ($1,000 × index percent change of the worst performing underlying index × 150%)

●If the final index value of any underlying index is less than its respective initial index value but the final index value of each underlying index is greater than or equal to its respective downside threshold level:

$1,000 + ($1,000 × absolute index return of the worst performing underlying index)

●If the final index value of any underlying index is less than its respective downside threshold level:

$1,000 × index performance factor of the worst performing underlying index

Under these circumstances, investors will lose a significant portion or all of their investment. Accordingly, investors in the securities must be willing to accept

July 2024 Page 3

Morgan Stanley Finance LLC

Dual Directional Jump Securities with Auto-Callable Feature due July 29, 2027

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®

Principal at Risk Securities

the risk of losing their entire initial investment.

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $969.60.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amount and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

July 2024 Page 4

Morgan Stanley Finance LLC

Dual Directional Jump Securities with Auto-Callable Feature due July 29, 2027

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the index closing value of each of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index® on the first determination date is greater than or equal to its respective initial index value.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than 67% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

When each underlying index closes at or above its respective initial index value on the first determination date, the securities will be automatically redeemed for the early redemption payment on the early redemption date. Investors do not participate in any appreciation in any underlying index.

Scenario 2: The securities are not redeemed prior to maturity, and each underlying index appreciates

This scenario assumes that at least one underlying index closes below its respective initial index value on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, each underlying index closes above its respective initial index value. At maturity, investors will receive the stated principal amount of their investment plus a return reflecting 150% of the upside performance of the worst performing underlying index.

Scenario 3: The securities are not redeemed prior to maturity, and the final index value of the worst performing underlying index is less than its respective initial index value but greater or equal to than its respective downside threshold level

This scenario assumes that at least one underlying index closes below its respective initial index value on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying index closes below its respective initial index value, but the final index value of each underlying index is greater than or equal to its respective downside threshold level. In this case, investors receive a 1% positive return on the securities for each 1% negative return on the worst performing underlying index. For example, if the final index value of the worst performing underlying index is 10% less than its respective initial index value, the securities will provide a total positive return of 10% at maturity. The maximum return investors may receive in this scenario is a positive 33% return at maturity.

Scenario 4: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity

This scenario assumes that at least one underlying index closes below its respective initial index value on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying index closes below its respective downside threshold level. At maturity, investors will receive an amount equal to the stated principal amount multiplied by the index performance factor of the worst performing underlying index. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

July 2024 Page 5

Morgan Stanley Finance LLC

Dual Directional Jump Securities with Auto-Callable Feature due July 29, 2027

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the index closing value of each underlying index on the first determination date, and the payment at maturity, if any, will be determined by reference to the index closing value of each underlying index on the final determination date. The actual early redemption payment, initial index values and downside threshold levels are set forth on the cover of this document. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Early Redemption Payment:

The early redemption payment will be an amount in cash per stated principal amount as follows:

●1st determination date: $1,120

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final index value of each underlying index is greater than or equal to its respective initial index value:

$1,000 + ($1,000 × index percent change of the worst performing underlying index × 150%)

●If the final index value of any underlying index is less than its respective initial index value but the final index value of each underlying index is greater than or equal to its respective downside threshold level:

$1,000 + ($1,000 × absolute index return of the worst performing underlying index)

●If the final index value of any underlying index is less than its respective downside threshold level:

$1,000 × index performance factor of the worst performing underlying index.

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$1,000
Hypothetical Initial Index Value:	With respect to the RTY Index: 2,000 With respect to the SPX Index: 5,000 With respect to the NDX Index: 18,000
Hypothetical Downside Threshold Level:

With respect to the RTY Index: 1,340, which is 67% of its hypothetical initial index value

With respect to the SPX Index: 3,350, which is 67% of its hypothetical initial index value

With respect to the NDX Index: 12,060, which is 67% of its hypothetical initial index value

July 2024 Page 6

Morgan Stanley Finance LLC

Dual Directional Jump Securities with Auto-Callable Feature due July 29, 2027

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®

Principal at Risk Securities

Automatic Call:

Example 1 — The securities are redeemed following the first determination date.

Date	RTY Index Closing Value	SPX Index Closing Value	NDX Index Closing Value	Payment (per Security)
1st Determination Date	2,500 (at or above the initial index value)	7,000 (at or above the initial index value)	20,000 (at or above the initial index value)	$1,120

In this example, on the first determination date, the index closing value of each underlying index is at or above the respective initial index value. Therefore, the securities are automatically redeemed on the early redemption date. Investors will receive a payment of $1,120 per security on the early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation in any underlying index.

How to calculate the payment at maturity:

In the following examples, one or more of the underlying indices close below the respective initial index value(s) on the first determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	RTY Index Final Index Value	SPX Index Final Index Value	NDX Index Final Index Value	Payment at Maturity (per Security)
Example 1:	2,600 (at or above its initial index value)	5,500 (at or above its initial index value)	25,200 (at or above its initial index value)	$1,000 + ($1,000 × 10% × 150%) = $1,150
Example 2:	2,200 (at or above its initial index value and downside threshold level)	4,000 (below its initial index value but at or above its downside threshold level)	21,600 (at or above its initial index value and downside threshold level)	$1,000 + ($1,000 × 20%) = $1,200
Example 3:	2,300 (at or above its initial index value and downside threshold level)	6,250 (at or above its initial index value and downside threshold level)	7,200 (below its downside threshold level)	$1,000 × (7,200 / 18,000) = $400
Example 4:	2,400 (at or above its initial index value and downside threshold level)	1,000 (below its downside threshold level)	13,500 (below its initial index value but at or above its downside threshold level)	$1,000 × (1,000 / 5,000) = $200
Example 5:	600 (below its downside threshold level)	1,000 (below its downside threshold level)	7,200 (below its downside threshold level)	$1,000 × (1,000 / 5,000) = $200

In example 1, the final index value of each underlying index is at or above its respective initial index value. The RTY Index has appreciated by 30%, the SPX Index has appreciated by 10% and the NDX Index has appreciated by 40%. Therefore, investors receive at maturity the stated principal amount plus a return reflecting 150% of the appreciation of the worst performing underlying index, which is the SPX Index in this example. Investors receive $1,150 per security at maturity.

In example 2, the final index values of two of the underlying indices are at or above the respective initial index values and downside threshold levels, but the final index value of the other underlying index is below its initial index value and at or above its downside threshold level. The RTY Index has increased 10% from its initial index value to its final index value, the NDX Index has increased 20% from its initial index value to its final index value and the SPX Index has declined 20% from its initial index value to its final index value. Therefore, investors receive the stated principal amount plus a return reflecting the absolute value of the performance of the worst performing underlying index, which, in this case, is the SPX Index. Investors receive $1,200 per security at maturity. In this example, investors receive a positive return even though the SPX Index has declined by 20% due to the absolute return feature of the securities and because none of the underlying indices have declined beyond their respective downside threshold levels.

In example 3, the final index values of two of the underlying indices are at or above the respective initial index values and downside threshold levels, but the final index value of the other underlying index is below its respective downside threshold level. Because the worst performing underlying index has declined below its respective downside threshold level, the absolute return feature is no longer available and investors are exposed to the downside performance of the worst performing underlying index at maturity. The RTY Index has increased 15% from its initial index value to its final index value, the SPX Index has increased 25% from its initial index value to its final index value and the NDX Index has declined 60% from its initial index value to its final index value.

July 2024 Page 7

Morgan Stanley Finance LLC

Dual Directional Jump Securities with Auto-Callable Feature due July 29, 2027

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®

Principal at Risk Securities

Therefore, investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the NDX Index, which is the worst performing underlying index in this example.

In example 4, the final index value of one of the underlying indices is at or above its initial index value and downside threshold level, the final index value of one of the underlying indices is below its initial index value but at or above its downside threshold level and the final index value of the other underlying index is below its respective downside threshold level. Because the worst performing underlying index has declined below its respective downside threshold level, the absolute return feature is no longer available and investors are exposed to the downside performance of the worst performing underlying index at maturity. The RTY Index has increased 20% from its initial index value to its final index value, the NDX Index has declined 25% from its initial index value to its final index value and the SPX Index has declined 80% from its initial index value to its final index value. Therefore, investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the SPX Index, which is the worst performing underlying index in this example.

In example 5, the final index value of each underlying index is below its respective downside threshold level. Therefore, the absolute return feature is no longer available and investors receive at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index. The RTY Index has declined 70% from its initial index value to its final index value, the SPX Index has declined 80% from its initial index value to its final index value and the NDX Index has declined 60% from its initial index value to its final index value. Therefore, the payment at maturity equals the stated principal amount times the index performance factor of the SPX Index, which is the worst performing underlying index in this example.

If the securities are not redeemed prior to maturity and the final index value of any underlying index is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying index at maturity, and your payment at maturity will be less than 67% of the stated principal amount per security and could be zero.

July 2024 Page 8

Morgan Stanley Finance LLC

Dual Directional Jump Securities with Auto-Callable Feature due July 29, 2027

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final index value of any underlying index is less than its respective downside threshold level of 67% of its initial index value, the absolute return feature will no longer be available and you will be exposed to the decline in the value of the worst performing underlying index, as compared to its initial index value, on a 1-to-1 basis, and you will receive for each security that you hold at maturity an amount equal to the stated principal amount times the index performance factor of the worst performing underlying index. In this case, the payment at maturity will be less than 67% of the stated principal amount and could be zero.

￭If the securities are redeemed prior to maturity, the appreciation potential of the securities is limited by the fixed early redemption payment specified for the first determination date. If each underlying index closes at or above its respective initial index value on the first determination date, the securities will be automatically redeemed. In this scenario, the appreciation potential of the securities is limited to the fixed early redemption payment specified for the first determination date, and no further payments will be made on the securities once they have been redeemed. In addition, if the securities are redeemed prior to maturity, you will not participate in any appreciation of any underlying index, which could be significant. Moreover, the fixed early redemption payment may be less than the payment at maturity you would receive for the same level of appreciation of the worst performing underlying index had the securities not been automatically redeemed and instead remained outstanding until maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying index on any day, including in relation to its respective initial index value and downside threshold level, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlying indices,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlying indices or securities markets generally and which may affect the value of each underlying index, odividend rates on the securities underlying the underlying indices,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlying indices and changes in the constituent stocks of such indices, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of any underlying index at the time of sale is near or below its downside threshold level or if market interest rates rise.

July 2024 Page 9

Morgan Stanley Finance LLC

Dual Directional Jump Securities with Auto-Callable Feature due July 29, 2027

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®

Principal at Risk Securities

You cannot predict the future performance of any underlying index based on its historical performance. The value(s) of one or more of the underlying indices may decrease so that you will receive no return on your investment and receive a payment at maturity that is less than 67% of the stated principal amount. See “Russell 2000® Index Overview,” “S&P 500® Index Overview” and “Nasdaq-100 Index® Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Not equivalent to investing in the underlying indices. Investing in the securities is not equivalent to investing in any underlying index or the component stocks of any underlying index. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute any underlying index.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed at any point other than the specified early redemption date.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 3-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price,

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Principal at Risk Securities

because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying indices or their component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value of an underlying index, and, therefore, could increase (i) the value at or above which such underlying index must close on the first determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying indices) and (ii) the downside threshold level for such underlying index, which is the value at or above which such underlying index must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying indices). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of any underlying index on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial index values, the downside threshold levels, the final index values, whether the securities will be redeemed on the early redemption date and the payment at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of an index closing value in the event of a market disruption event or discontinuance of an underlying index. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Postponement of Determination Dates,” “—Alternate Exchange Calculation in Case of an Event of Default,” “—

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All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®

Principal at Risk Securities

Discontinuance of Any Underlying Index; Alteration of Method of Calculation” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Indices

￭You are exposed to the price risk of each underlying index. Your return on the securities is not linked to a basket consisting of each underlying index. Rather, it will be contingent upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying index. Poor performance by any underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying indices. To receive the early redemption payment, each underlying index must close at or above its respective initial index value on the first determination date. In addition, if the securities have not been redeemed and at least one underlying index has declined to below its respective downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing underlying index over the term of the securities on a 1-to-1 basis, even if the other underlying indices have appreciated or have not declined as much. Under this scenario, the value of any such payment at maturity will be less than 67% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying index.

￭The securities are linked to the Russell 2000® Index and are subject to risks associated with small-capitalization companies. As the Russell 2000® Index is one of the underlying indices, and the Russell 2000® Index consists of stocks issued by companies with relatively small market capitalization, the securities are linked to the value of small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the Russell 2000® Index may be more volatile than indices that consist of stocks issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

￭Adjustments to the underlying indices could adversely affect the value of the securities. The publisher of each underlying index may add, delete or substitute the component stocks of such underlying index or make other methodological changes that could change the value of such underlying index. Any of these actions could adversely affect the value of the securities. The publisher of each underlying index may also discontinue or suspend calculation or publication of such underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have

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Principal at Risk Securities

the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, the determination of whether the securities will be redeemed on any subsequent early redemption date or the payment at maturity, as applicable, will be based on whether the value of such underlying index based on the closing prices of the securities constituting such underlying index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying index last in effect prior to such discontinuance is greater than or equal to the initial index value or downside threshold level, as applicable (depending also on the performance of the other underlying indices).

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Principal at Risk Securities

Russell 2000® Index

The Russell 2000® Index is an index calculated, published and disseminated by FTSE International Limited (“FTSE Russell”), and measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges. The Russell 2000® Index is designed to track the performance of the small-capitalization segment of the U.S. equity market. The companies included in the Russell 2000® Index are the middle 2,000 (i.e., those ranked 1,001 through 3,000) of the companies that form the Russell 3000ETM Index. The Russell 2000® Index represents approximately 7% of the U.S. equity market. For additional information about the Russell 2000® Index, see the information set forth under “Russell Indices—Russell 2000® Index” in the accompanying index supplement.

Information as of market close on July 26, 2024:

Bloomberg Ticker Symbol:	RTY	52 Week High (on 7/16/2024):	2,263.674
Current Index Value:	2,260.069	52 Week Low (on 10/27/2023):	1,636.938
52 Weeks Ago:	1,980.355

The following graph sets forth the daily index closing values of the RTY Index for the period from January 1, 2019 through July 26, 2024. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the RTY Index for each quarter in the same period. The index closing value of the RTY Index on July 26, 2024 was 2,260.069. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the RTY Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the RTY Index at any time, including on the determination dates.

RTY Index Daily Index Closing Values January 1, 2019 to July 26, 2024

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Principal at Risk Securities

Russell 2000® Index	High	Low	Period End
2019
First Quarter	1,590.062	1,330.831	1,539.739
Second Quarter	1,614.976	1,465.487	1,566.572
Third Quarter	1,585.599	1,456.039	1,523.373
Fourth Quarter	1,678.010	1,472.598	1,668.469
2020
First Quarter	1,705.215	991.160	1,153.103
Second Quarter	1,536.895	1,052.053	1,441.365
Third Quarter	1,592.287	1,398.920	1,507.692
Fourth Quarter	2,007.104	1,531.202	1,974.855
2021
First Quarter	2,360.168	1,945.914	2,220.519
Second Quarter	2,343.758	2,135.139	2,310.549
Third Quarter	2,329.359	2,130.680	2,204.372
Fourth Quarter	2,442.742	2,139.875	2,245.313
2022
First Quarter	2,272.557	1,931.288	2,070.125
Second Quarter	2,095.440	1,649.836	1,707.990
Third Quarter	2,021.346	1,655.882	1,664.716
Fourth Quarter	1,892.839	1,682.403	1,761.246
2023
First Quarter	2,001.221	1,720.291	1,802.484
Second Quarter	1,896.333	1,718.811	1,888.734
Third Quarter	2,003.177	1,761.609	1,785.102
Fourth Quarter	2,066.214	1,636.938	2,027.074
2024
First Quarter	2,124.547	1,913.166	2,124.547
Second Quarter	2,109.459	1,942.958	2,047.691
Third Quarter (through July 26, 2024)	2,263.674	2,026.727	2,260.069

“Russell 2000® Index” and “Russell 3000ETM Index” are trademarks of FTSE Russell. For more information, see “Russell Indices” in the accompanying index supplement.

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Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization that reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

Information as of market close on July 26, 2024:

Bloomberg Ticker Symbol:	SPX	52 Week High (on 7/16/2024):	5,667.20
Current Index Value:	5,459.10	52 Week Low (on 10/27/2023):	4,117.37
52 Weeks Ago:	4,566.75

The following graph sets forth the daily index closing values of the SPX Index for the period from January 1, 2019 through July 26, 2024. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the SPX Index for each quarter in the same period. The index closing value of the SPX Index on July 26, 2024 was 5,459.10. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the SPX Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the SPX Index at any time, including on the determination dates.

SPX Index Daily Index Closing Values January 1, 2019 to July 26, 2024

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S&P 500® Index	High	Low	Period End
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter	4,450.38	4,055.99	4,450.38
Third Quarter	4,588.96	4,273.53	4,288.05
Fourth Quarter	4,783.35	4,117.37	4,769.83
2024
First Quarter	5,254.35	4,688.68	5,254.35
Second Quarter	5,487.03	4,967.23	5,460.48
Third Quarter (through July 26, 2024)	5,667.20	5,399.22	5,459.10

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P® U.S. Indices” in the accompanying index supplement.

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Principal at Risk Securities

Nasdaq-100 Index® Overview

The Nasdaq-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The Nasdaq Stock Market LLC (the “Nasdaq”). The Nasdaq-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the Nasdaq-100 Index® equals the aggregate value of the then-current Nasdaq-100 Index® share weights of each of the Nasdaq-100 Index® component securities, which are based on the total shares outstanding of each such Nasdaq-100 Index® component security, multiplied by each such security’s respective last sale price on the Nasdaq (which may be the official closing price published by the Nasdaq), and divided by a scaling factor, which becomes the basis for the reported Nasdaq-100 Index® value. For additional information about the Nasdaq-100 Index®, see the information set forth under “Nasdaq-100 Index®” in the accompanying index supplement.

Information as of market close on July 26, 2024:

Bloomberg Ticker Symbol:	NDX	52 Week High (on 7/10/2024):	20,675.38
Current Index Value:	19,023.66	52 Week Low (on 10/26/2023):	14,109.57
52 Weeks Ago:	15,499.26

The following graph sets forth the daily index closing values of the NDX Index for the period from January 1, 2019 through July 26, 2024. The related table sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the NDX Index for each quarter in the same period. The index closing value of the NDX Index on July 26, 2024 was 19,023.66. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The historical index closing values of the NDX Index should not be taken as an indication of future performance, and no assurance can be given as to the value of the NDX Index at any time, including on the determination dates.

NDX Index Daily Index Closing Values January 1, 2019 to July 26, 2024

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Nasdaq-100 Index®	High	Low	Period End
2019
First Quarter	7,493.27	6,147.13	7,378.77
Second Quarter	7,845.73	6,978.02	7,671.08
Third Quarter	8,016.95	7,415.69	7,749.45
Fourth Quarter	8,778.31	7,550.79	8,733.07
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter	13,807.70	12,299.08	13,091.44
Second Quarter	14,572.75	13,001.63	14,554.80
Third Quarter	15,675.76	14,549.09	14,689.62
Fourth Quarter	16,573.34	14,472.12	16,320.08
2022
First Quarter	16,501.77	13,046.64	14,838.49
Second Quarter	15,159.58	11,127.57	11,503.72
Third Quarter	13,667.18	10,971.22	10,971.22
Fourth Quarter	12,041.89	10,679.34	10,939.76
2023
First Quarter	13,181.35	10,741.22	13,181.35
Second Quarter	15,185.48	12,725.11	15,179.21
Third Quarter	15,841.35	14,545.83	14,715.24
Fourth Quarter	16,906.80	14,109.57	16,825.93
2024
First Quarter	18,339.44	16,282.01	18,254.69
Second Quarter	19,908.86	17,037.65	19,682.87
Third Quarter (through July 26, 2024)	20,675.38	18,830.58	19,023.66

“Nasdaq®,” “Nasdaq-100®” and “Nasdaq-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “Nasdaq-100 Index®” in the accompanying index supplement.

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Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:

With respect to the RTY Index, FTSE Russell, or any successor thereof.

With respect to the SPX Index, S&P® Dow Jones Indices LLC, or any successor thereof.

With respect to the NDX Index, Nasdaq, Inc., or any successor thereof.

Index closing value:

With respect to the RTY Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the closing value of the RTY Index, or any successor index (as defined under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement), reported by Bloomberg Financial Services, or any successor reporting service the calculation agent may select, on such index business day. In certain circumstances, the index closing value for the RTY Index will be based on the alternate calculation of the RTY Index as described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

With respect to each of the SPX Index and the NDX Index, the index closing value on any index business day shall be determined by the calculation agent and shall equal the official closing value of such underlying index, or any successor index (as defined under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement), published at the regular official weekday close of trading on such index business day by the underlying index publisher for such underlying index. In certain circumstances, the index closing value for the SPX Index or the NDX Index will be based on the alternate calculation of such underlying index as described under “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” in the accompanying product supplement.

Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Dual directional jump securities with auto-callable feature:	The accompanying product supplement refers to these dual directional jump securities with auto-callable feature as the “auto-callable securities.”
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the first determination date, give notice of the early redemption of the securities and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early

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Morgan Stanley Finance LLC

Dual Directional Jump Securities with Auto-Callable Feature due July 29, 2027

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®

Principal at Risk Securities

redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

July 2024 Page 21

Morgan Stanley Finance LLC

Dual Directional Jump Securities with Auto-Callable Feature due July 29, 2027

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the

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Morgan Stanley Finance LLC

Dual Directional Jump Securities with Auto-Callable Feature due July 29, 2027

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®

Principal at Risk Securities

accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the stocks constituting the underlying indices, in futures and/or options contracts on the underlying indices or the component stocks of the underlying indices listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial index value of an underlying index, and, as a result, increase (i) the level at or above which such underlying index must close on the first determination date so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying indices) and (ii) the downside threshold level for such underlying index, which is the level at or above which such underlying index must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying index at maturity (depending also on the performance of the other underlying indices). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of any underlying index on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $990 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. In addition, selected dealers and their financial advisors may receive a structuring fee of up to $6.25 for each security from the agent or its affiliates. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the

July 2024 Page 23

Morgan Stanley Finance LLC

Dual Directional Jump Securities with Auto-Callable Feature due July 29, 2027

All Payments on the Securities Based on the Worst Performing of the Russell 2000® Index, the S&P 500® Index and the Nasdaq-100 Index®

Principal at Risk Securities

amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

July 2024 Page 24